Exhibit 99.1
CENTRAL GARDEN & PET ANNOUNCES Q3 FISCAL 2025 FINANCIAL RESULTS

Delivers fiscal 2025 Q3 GAAP EPS of $1.52 vs. $1.19 and
non-GAAP EPS of $1.56 vs. $1.32 a year ago
Reaffirms outlook for fiscal 2025 non-GAAP EPS of approximately $2.60

WALNUT CREEK, Calif. – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), a leading company in the pet and garden industries, today announced financial results for its fiscal 2025 third quarter ended June 28, 2025.
“We’re proud of our solid third-quarter performance, which reflects the strength of our strategic priorities in action,” said Niko Lahanas, CEO of Central Garden & Pet. “Our team’s dedication, collaboration across business units and strong execution—especially through our Cost and Simplicity program—drove meaningful margin expansion and year-over-year GAAP and non-GAAP earnings growth despite expected softer sales. Even in the face of broader macroeconomic and geopolitical uncertainty, we continue to deliver on our Central to Home strategy with excellence and consistency.”

All comparisons are against the third quarter of fiscal 2024.

Fiscal 2025 Third Quarter Financial Results
Net sales were $961 million, a decrease of 4%.
Gross profit was $332 million, an increase of 5%. Gross margin expanded by 280 basis points to 34.6%, driven by productivity efforts from Central's Cost and Simplicity program.
SG&A expense was $197 million, a decrease of 2% reflecting cost discipline across the organization. Due to lower net sales, SG&A as a percentage of net sales increased by 30 basis points to 20.5%.
Operating income was $135 million, an increase of 17%. Operating margin expanded by 250 basis points to 14.1%. Non-GAAP operating income was $139 million, an increase of 9%. On a non-GAAP basis, operating margin expanded by 170 basis points to 14.5%.
Net interest expense was $9 million compared to $10 million.

Exhibit 99.1
Net income was $95 million, an increase of 19%. Non-GAAP net income was $98 million, an increase of 11%.
Earnings per share were $1.52, an increase of 28%. Non-GAAP earnings per share were $1.56, an increase of 18%.
Adjusted EBITDA was $167 million, an increase of $11 million.
The effective tax rate was 25.1% compared to 24.0% in the prior year.
Pet Segment
Net sales for the Pet segment were $493 million, a decrease of 3%, driven primarily by assortment rationalization and softer demand in durable pet products in the third quarter.
Pet segment operating income was $76 million, a decrease of 8%. Operating margin contracted by 90 basis points to 15.5%. Non-GAAP operating income was $78 million, a decrease of 6%. On a non-GAAP basis, operating margin contracted by 60 basis points to 15.8%.
Pet segment adjusted EBITDA of $88 million was $6 million below the prior-year quarter.
Garden Segment
Net sales for the Garden segment were $468 million, a decrease of 4%, primarily due to the loss of two product lines in Central's third-party distribution business and a late spring negatively impacting some of the garden businesses.
Garden segment operating income was $83 million, an increase of 33%. Non-GAAP operating income was $85 million, an improvement of 16%. Operating margin expanded by 490 basis points to 17.7% driven by productivity efforts. On a non-GAAP basis, operating margin expanded by 310 basis points to 18.2%, driven by productivity efforts.
Garden segment adjusted EBITDA was $96 million, an increase of $11 million.
Liquidity and Debt
The cash and cash equivalents balance at the end of the quarter was $713 million, an improvement of $143 million driven by earnings and ongoing inventory reduction efforts over the last 12 months.

Exhibit 99.1
Cash provided by operations during the quarter was $265 million compared to $286 million a year ago.
Total debt as of June 28, 2025, and June 29, 2024, was $1.2 billion. The gross leverage ratio, as defined in Central's credit agreement, at the end of the third quarter, was 2.9x, compared to 3.0x in the prior-year quarter.
Central repurchased 1.7 million shares or $55 million of its stock during the quarter. As of the quarter-end, $46 million remained authorized for future stock repurchases.
Cost and Simplicity Program
Central continues to make solid progress on its multi-year Cost and Simplicity program—a broad set of initiatives across procurement, manufacturing, logistics, portfolio management, and administrative spending—focused on streamlining operations, boosting efficiency, and simplifying the organization at every level.
In the second quarter, Central began the wind-down of its U.K. operations moving to a direct export-only model. As a result, in the third quarter, the Pet segment incurred an incremental charge of $1.7 million.
Also in the second quarter of fiscal 2025, Central began to consolidate two outdated garden distribution facilities in Ontario, California and Salt Lake City, Utah, into a larger, modern facility in Salt Lake City. As a result, in the third quarter the Garden segment incurred a charge of $2.2 million.
Fiscal 2025 Guidance
Central continues to expect fiscal 2025 non-GAAP EPS to be approximately $2.60. This outlook reflects an expected shift in consumer behavior amid macroeconomic and geopolitical uncertainty, challenges within the brick-and-mortar retail landscape, and uncertainty about the duration of the garden selling season for the remainder of the fiscal year. This outlook excludes the potential impact from further changes in tariff rates, or from acquisitions, divestitures, or restructuring activities that may occur during fiscal 2025, including initiatives associated with the Cost and Simplicity program.
Central anticipates fiscal 2025 capital expenditures of approximately $50 to $60 million.

Exhibit 99.1
Conference Call
Central's senior management will host a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to review the fiscal 2025 third quarter results and provide a general business update. The call, along with related materials, can be accessed at http://ir.central.com.
Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) entering confirmation #13753878.
About Central Garden & Pet
Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) understands home is central to life and has proudly nurtured happy and healthy homes for over 45 years. With fiscal 2024 net sales of $3.2 billion, Central is on a mission to lead the future of the pet and garden industries. The Company’s innovative and trusted products are dedicated to helping lawns grow greener, gardens bloom bigger, pets live healthier, and communities grow stronger. Central is home to a leading portfolio of more than 65 high-quality brands including Amdro®, Aqueon®, Cadet®, C&S®, Farnam®, Ferry-Morse®, Four Paws®, Kaytee®, Nylabone® and Pennington®, strong manufacturing and distribution capabilities, and a passionate, entrepreneurial growth culture. Central is based in Walnut Creek, California, with over 6,000 employees primarily across North America. Visit www.central.com to learn more.
Safe Harbor Statement
The statements contained in this release which are not historical facts, including statements concerning productivity initiatives, the potential impact of tariffs, an expected shift in consumer behavior and earnings guidance for fiscal 2025, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon Central's current expectations and various assumptions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:
•economic uncertainty and other adverse macroeconomic conditions, including a potential recession or inflationary pressure;
•impacts of tariffs or a trade war;
•risks associated with international sourcing, including from China;
•fluctuations in energy prices, fuel and related petrochemical costs;
•declines in consumer spending and the associated increased inventory risk;
•seasonality and fluctuations in our operating results and cash flow;
•adverse weather conditions and climate change;
•the success of our Central to Home strategy and our Cost and Simplicity program;
•fluctuations in market prices for seeds and grains and other raw materials, including the impact of significant declines in grass seed market prices on our inventory valuation;
•risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;
•dependence on a small number of customers for a significant portion of our business;

Exhibit 99.1
•consolidation trends in the retail industry;
•supply shortages in pet birds, small animals and fish;
•potential credit risk associated with certain brick and mortar retailers in the pet specialty segment;
•reductions in demand for our product categories;
•competition in our industries;
•continuing implementation of an enterprise resource planning information technology system;
•regulatory issues;
•potential environmental liabilities;
•access to and cost of additional capital;
•the impact of product recalls;
•risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;
•potential goodwill or intangible asset impairment;
•the potential for significant deficiencies or material weaknesses in internal control over financial reporting, particularly of acquired companies;
•our dependence upon our key executives;
•our ability to recruit and retain members of our management team and employees to support our businesses;
•potential costs and risks associated with actual or potential cyberattacks;
•our ability to protect our trademarks and other proprietary rights;
•litigation and product liability claims;
•the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes;
•potential dilution from issuance of authorized shares; and
•the voting power associated with our Class B stock.

These and other risks are described in greater detail in Central’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024, filed with the Securities and Exchange Commission on November 27, 2024. Central assumes no obligation to publicly update these forward-looking statements to reflect new information, future events, or any other development.

Investor & Media Contact
Friederike Edelmann
VP, Investor Relations & Corporate Sustainability
(925) 412-6726
fedelmann@central.com

# # #
(Tables Follow)

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts, unaudited)

	June 28, 2025	June 29, 2024	September 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$713,049	$570,398	$753,550
Restricted cash	14,690	13,980	14,853
Accounts receivable (less allowance for credit losses and customer allowances of $23,721, $24,838 and $21,035)	522,712	507,524	326,220
Inventories, net	718,267	784,775	757,943
Prepaid expenses and other	31,497	33,493	34,240
Total current assets	2,000,215	1,910,170	1,886,806
Plant, property and equipment, net	366,362	384,373	379,166
Goodwill	554,692	546,436	551,361
Other intangible assets, net	455,100	472,854	473,280
Operating lease right-of-use assets	220,182	188,506	205,137
Other assets	60,771	105,539	57,689
Total	$3,657,322	$3,607,878	$3,553,439
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$210,926	$191,041	$212,606
Accrued expenses	294,395	276,751	245,226
Current lease liabilities	56,779	53,363	57,313
Current portion of long-term debt	81	290	239
Total current liabilities	562,181	521,445	515,384
Long-term debt	1,191,179	1,189,366	1,189,809
Long-term lease liabilities	188,307	151,038	173,086
Deferred income taxes and other long-term obligations	125,125	150,249	117,615
Equity:
Common stock, $0.01 par value: 9,650,221, 11,077,612 and 11,074,620 shares outstanding at June 28, 2025, June 29, 2024 and September 28, 2024	97	111	111
Class A common stock, $0.01 par value: 51,556,941, 54,719,533 and 54,446,194 shares outstanding at June 28, 2025, June 29, 2024 and September 28, 2024	516	547	544
Class B stock, $0.01 par value: 1,602,374 shares outstanding at June 28, 2025, June 29, 2024 and September 28, 2024	16	16	16
Additional paid-in capital	566,236	595,646	598,098
Retained earnings	1,024,902	1,000,527	959,511
Accumulated other comprehensive loss	(3,532)	(3,199)	(2,626)
Total Central Garden & Pet Company shareholders’ equity	1,588,235	1,593,648	1,555,654
Noncontrolling interest	2,295	2,132	1,891
Total equity	1,590,530	1,595,780	1,557,545
Total	$3,657,322	$3,607,878	$3,553,439

Exhibit 99.1
CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net sales	$960,913	$996,348	$2,450,886	$2,530,971
Cost of goods sold	628,903	679,290	1,650,094	1,756,188
Gross profit	332,010	317,058	800,792	774,783
Selling, general and administrative expenses	196,884	201,122	544,350	556,988
Operating income	135,126	115,936	256,442	217,795
Interest expense	(14,360)	(14,720)	(43,340)	(43,412)
Interest income	5,517	4,504	17,409	12,016
Other income	1,069	225	96	1,047
Income before income taxes and noncontrolling interest	127,352	105,945	230,607	187,446
Income tax expense	31,941	25,468	56,208	43,733
Income including noncontrolling interest	95,411	80,477	174,399	143,713
Net income attributable to noncontrolling interest	404	753	1,750	1,572
Net income attributable to Central Garden & Pet Company	$95,007	$79,724	$172,649	$142,141
Net income per share attributable to Central Garden & Pet Company:
Basic	$1.53	$1.21	$2.72	$2.17
Diluted	$1.52	$1.19	$2.69	$2.13
Weighted average shares used in the computation of net income per share:
Basic	61,980	65,850	63,557	65,636
Diluted	62,610	66,945	64,283	66,848

Exhibit 99.1
CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine Months Ended
	June 28, 2025	June 29, 2024
Cash flows from operating activities:
Net income	$174,399	$143,713
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	64,063	68,069
Amortization of deferred financing costs	2,021	2,013
Non-cash lease expense	45,118	39,183
Stock-based compensation	15,572	15,138
Deferred income taxes	4,587	3,622
Facility closures and business exit costs	—	16,385
Other operating activities	(1,851)	3,531
Change in assets and liabilities (excluding businesses acquired):
Accounts receivable	(195,704)	(169,867)
Inventories	39,800	58,705
Prepaid expenses and other assets	(3,992)	(383)
Accounts payable	(1,471)	(2,968)
Accrued expenses	48,390	51,213
Other long-term obligations	2,831	2,352
Operating lease liabilities	(43,983)	(38,902)
Net cash provided by operating activities	149,780	191,804
Cash flows from investing activities:
Additions to plant, property and equipment	(30,580)	(33,096)
Payments to acquire companies, net of cash acquired	(3,318)	(59,818)
Investments	—	(1,500)
Other investing activities	(150)	(175)
Net cash used in investing activities	(34,048)	(94,589)
Cash flows from financing activities:
Repayments of long-term debt	(202)	(289)
Repurchase of common stock, including shares surrendered for tax withholding	(154,734)	(14,755)
Payment of contingent consideration liability	—	(63)
Distribution to noncontrolling interest	(1,346)	(900)
Net cash used in financing activities	(156,282)	(16,007)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(114)	297
Net increase (decrease) in cash, cash equivalents and restricted cash	(40,664)	81,505
Cash, cash equivalents and restricted cash at beginning of period	768,403	502,873
Cash, cash equivalents and restricted cash at end of period	$727,739	$584,378
Supplemental information:
Cash paid for interest	$48,778	$48,853
Cash paid for income taxes	$44,281	$38,027
Lease liabilities arising from obtaining right-of-use assets	$56,833	$56,849

Exhibit 99.1

Use of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, to supplement the financial results prepared in accordance with GAAP, we use non-GAAP financial measures including non-GAAP net income and diluted net income per share, non-GAAP operating income, and adjusted EBITDA. Management uses these non-GAAP financial measures that exclude the impact of specific items (described below) in making financial, operating and planning decisions and in evaluating our performance. Also, Management believes that these non-GAAP financial measures may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods. While Management believes that non-GAAP measures are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results.
Adjusted EBITDA is defined by us as income before income tax, net other expense, net interest expense and depreciation and amortization and stock-based compensation expense (or operating income plus depreciation and amortization expense and stock-based compensation expense). Adjusted EBITDA further excludes charges related to facility closures. We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA is used by our management to perform such evaluations. Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that adjusted EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present adjusted EBITDA when reporting their results. Other companies may calculate adjusted EBITDA differently and it may not be comparable.
The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below.
Non-GAAP financial measures reflect adjustments based on the following items:
•Facility closures and business exit: we have excluded charges related to the closure of distribution and manufacturing facilities and our decisions to exit the businesses as they represent infrequent transactions that impact the comparability between operating periods. We believe these exclusions supplement the GAAP information with a measure that may be useful to investors in assessing the sustainability of our operating performance.
•Tax impact: adjustment represents the impact of the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments.
From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful supplemental information to investors and management.
1.During the third quarter of fiscal 2025, we recognized incremental expense of $3.9 million in the consolidated statement of operations, $2.2 million in our Garden segment related to closing a distribution facility in Ontario, California and beginning the consolidation of our Western distribution network and an incremental $1.7 million in our Pet segment related to the previous quarter's decision to wind-down our operations in the U.K.
2.During the second quarter of fiscal 2025, we recognized incremental expense of $5.3 million in the consolidated statement of operations related to the decision to wind-down our operations in the U.K. and the related facility there as we move to a direct-export model.
3.During the third quarter of fiscal 2024, we recognized incremental expense of $11.1 million in the consolidated statement of operations from the decision to exit the pottery business, the closure of a live goods distribution facility in Delaware and the relocation of our grass seed research facility.
4.During the second quarter of fiscal 2024, we recognized incremental expense of $5.3 million in the consolidated statement of operations from the closure of a manufacturing facility in Chico, California, and the consolidation of our Southeast distribution network.

Exhibit 99.1

Net Income and Diluted Net Income Per Share Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended		Nine Months Ended
		June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
		(in thousands, except per share amounts)
GAAP net income attributable to Central Garden & Pet Company		$95,007	$79,724	$172,649	$142,141
Facility closures & business exit	(1)(2)(3)(4)	3,915	11,115	9,254	16,385
Tax effect of facility closures & business exit		(1,003)	(2,590)	(2,258)	(3,823)
Non-GAAP net income attributable to Central Garden & Pet Company		$97,919	$88,249	$179,645	$154,703
GAAP diluted net income per share		$1.52	$1.19	$2.69	$2.13
Non-GAAP diluted net income per share		$1.56	$1.32	$2.79	$2.31
Shares used in GAAP and non-GAAP diluted net earnings per share calculation		62,610	66,945	64,283	66,848

Operating Income Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended June 28, 2025			Nine Months Ended June 28, 2025
	GAAP	Facility closures(1)	Non-GAAP	GAAP	Facility closures(1)(2)	Non-GAAP
	(in thousands)
Net sales	$960,913	$—	$960,913	$2,450,886	$—	$2,450,886
Cost of goods sold	628,903	248	628,655	1,650,094	4,661	1,645,433
Gross profit	$332,010	$(248)	$332,258	$800,792	$(4,661)	$805,453
Selling, general and administrative expenses	196,884	3,667	193,217	544,350	4,593	539,757
Income from operations	$135,126	$(3,915)	$139,041	$256,442	$(9,254)	$265,696

Gross margin	34.6%		34.6%	32.7%		32.9%
Operating margin	14.1%		14.5%	10.5%		10.8%

Operating Income Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended June 29, 2024			Nine Months Ended June 29, 2024
	GAAP	Facility closures & business exit(3)	Non-GAAP	GAAP	Facility closures & business exit(3)(4)	Non-GAAP
	(in thousands)
Net sales	$996,348	$—	$996,348	$2,530,971	$—	$2,530,971
Cost of goods sold	679,290	8,613	670,677	1,756,188	11,140	1,745,048
Gross profit	$317,058	$(8,613)	$325,671	$774,783	$(11,140)	$785,923
Selling, general and administrative expenses	201,122	2,502	198,620	556,988	5,245	551,743
Income from operations	$115,936	$(11,115)	$127,051	$217,795	$(16,385)	$234,180

Gross margin	31.8%		32.7%	30.6%		31.1%
Operating margin	11.6%		12.8%	8.6%		9.3%

Exhibit 99.1

Pet Segment Operating Income Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended		Nine Months Ended
		June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
		(in thousands)
GAAP operating income		$76,199	$83,068	$188,070	$189,115
Facility closures & business exit	(1)(2)	1,671	—	7,010	—
Non-GAAP operating income		$77,870	$83,068	$195,080	$189,115
GAAP operating margin		15.5%	16.4%	13.7%	13.5%
Non-GAAP operating margin		15.8%	16.4%	14.2%	13.5%

Garden Segment Operating Income Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended		Nine Months Ended
		June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
		(in thousands)
GAAP operating income		$82,989	$62,519	$144,143	$110,699
Facility closures & business exit	(1)(3)(4)	2,244	11,115	2,244	16,385
Non-GAAP operating income		$85,233	$73,634	$146,387	$127,084
GAAP operating margin		17.7%	12.8%	13.4%	9.8%
Non-GAAP operating margin		18.2%	15.1%	13.6%	11.2%

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended June 28, 2025
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$95,007
Interest expense, net		—	—	—	8,843
Other income		—	—	—	(1,069)
Income tax expense		—	—	—	31,941
Net income attributable to noncontrolling interest		—	—	—	404
Income (loss) from operations		76,199	82,989	(24,062)	135,126
Depreciation & amortization		10,391	10,383	709	21,483
Noncash stock-based compensation		—	—	6,044	6,044
Facility closures & business exit	(1)	1,671	2,244	—	3,915
Adjusted EBITDA		$88,261	$95,616	$(17,309)	$166,568

Exhibit 99.1

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended June 29, 2024
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$79,724
Interest expense, net		—	—	—	10,216
Other income		—	—	—	(225)
Income tax expense		—	—	—	25,468
Net income attributable to noncontrolling interest		—	—	—	753
Income (loss) from operations		83,068	62,519	(29,651)	115,936
Depreciation & amortization		10,979	11,008	725	22,712
Noncash stock-based compensation		—	—	6,211	6,211
Facility closures & business exit	(3)	—	11,115	—	11,115
Adjusted EBITDA		$94,047	$84,642	$(22,715)	$155,974

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Nine Months Ended June 28, 2025
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$172,649
Interest expense, net		—	—	—	25,931
Other income		—	—	—	(96)
Income tax expense		—	—	—	56,208
Net income attributable to noncontrolling interest		—	—	—	1,750
Income (loss) from operations		188,070	144,143	(75,771)	256,442
Depreciation & amortization		29,969	31,957	2,137	64,063
Noncash stock-based compensation		—	—	15,572	15,572
Facility closures & business exit	(1)(2)	7,010	2,244	—	9,254
Adjusted EBITDA		$225,049	$178,344	$(58,062)	$345,331

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Nine Months Ended June 29, 2024
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$142,141
Interest expense, net		—	—	—	31,396
Other income		—	—	—	(1,047)
Income tax expense		—	—	—	43,733
Net income attributable to noncontrolling interest		—	—	—	1,572
Income (loss) from operations		189,115	110,699	(82,019)	217,795
Depreciation & amortization		32,901	33,028	2,140	68,069
Noncash stock-based compensation		—	—	15,138	15,138
Facility closures and business exit	(3)(4)	—	16,385	—	16,385
Adjusted EBITDA		$222,016	$160,112	$(64,741)	$317,387